EXHIBIT 2.1
                         PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (this "Agreement") dated as of the 31st day of December 2001, is between and among CASTLE ENERGY CORPORATION, a corporation organized and existing under the laws of Delaware ("Castle"), CASTLE EXPLORATION COMPANY, INC., a corporation organized and existing under the laws of Pennsylvania ("CECI"), CEC, INC., a corporation organized and existing under the laws of Delaware ("CEC") and CASTLE PIPELINE COMPANY, a corporation organized and existing under the laws of Texas ("CPC") (collectively, the "Sellers") and DELTA PETROLEUM CORPORATION, a corporation organized and existing under the laws of Colorado ("Delta") and DELTA EXPLORATION COMPANY, INC., a corporation organized and existing under the laws of Colorado ("DECI") (collectively, the "Buyers"). Sellers and Buyers are referred to herein individually as a "Party" and collectively as the "Parties."

     In consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyers and Sellers agree as follows:

                                   ARTICLE 1
                                PURCHASE AND SALE

     1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Sellers agree to sell and convey and Buyers agree to purchase and pay for all of Sellers' right, title and interest in and to the Interests.

     1.2 Interests. All of the following shall be referred to in this Agreement collectively as the "Interests" and individually as an "Interest":

          (a) The oil, gas and mineral leases in the states and counties described on Exhibit "A" attached hereto (collectively, the "Leases"), including, without limitation, working interests, overriding royalty interests, royalty interests and any other interests of a similar nature affecting the lands covered by the Leases (collectively, the "Lands").

          (b)     The oil and gas wells described on Exhibit "A"
(individually, a "Well," and collectively, the "Wells"), together with all oil, natural gas, casinghead gas, drip gasoline, natural gas liquids, condensate and other minerals produced from such Wells.

          (c) All unitization, communitization, pooling, agreements, working interest units created by operating agreements, partnership agreements and orders covering the Leases and Lands,

or any portion thereof, and the units and pooled or communitized areas created thereby (collectively, the "Units").

          (d) The tangible personal property, tools, machinery, materials, pipelines, plants, gathering systems, equipment, platforms and facilities, fixtures and improvements, which are directly incident or attributable to or underlie the Leases, Lands, Wells or Units with the production, transportation, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto, (collectively, the "Equipment").

          (e) The general and limited partnership interests in Castle Texas Exploration Limited Partnership ("CTELP") and Castle Texas Oil and Gas Limited Partnership ("CTOGLP") (collectively the "Limited Partnerships") described on Exhibit "A" attached hereto, including, without limitation, all Leases, Lands, Wells (together with all oil, natural gas, casinghead gas, drip gasoline, natural gas liquids, condensate and other minerals produced from such Wells), Units, and/or Equipment owned by the Limited Partnerships.

           (f) The licenses, permits, contracts, agreements and other instruments owned by Sellers (other than bonds posted by Sellers) which concern and relate to any of the Leases, Lands, Wells, Units and/or Equipment, INSOFAR AND ONLY INSOFAR as same concern or relate to the Leases, Lands, Wells, Units and/or Equipment, or the operation thereof; including, without limitation, oil, gas and condensate purchase and sale contracts; permits; rights-of-way; easements; licenses; servitudes; estates; surface leases; farmin and farmout agreements; division orders and transfer orders; bottomhole agreements; dry hole agreements; area-of-mutual interest agreements; salt water disposal agreements; acreage contribution agreements; operating agreements; balancing agreements and unit agreements; pooling agreements; pooling orders; communitization agreements; processing, gathering, compression and transportation agreements; facilities or equipment leases relating thereto or used or held for use in connection with the ownership or operation thereof or with the production, treatment, sale or disposal of hydrocarbons; and all other contracts and agreements related to the Leases, Lands, Wells and/or Equipment.

          (g) Subject to Section 1.3 below, originals or copies of all computer tapes and discs, files, records, information or data relating to the Interests in the possession of Sellers, including, without limitation, title records (including abstracts of title, title opinions, certificate of title and title curative documents), production records and files, contracts, correspondence, production records, electric logs, core data, pressure data, decline curves, graphical production curves, drilling reports, well completion reports, drill stem test charts and reports, regulatory reports, and all related materials, INSOFAR AND ONLY INSOFAR as the foregoing items constitute materials that may be lawfully conveyed to Buyers (i.e., the materials are not subject to a proprietary agreement precluding their transfer to Buyers), and, to the extent transferable, all other contract rights, intangible rights (excluding Sellers' trademarks and service marks), inchoate rights, choses in action, rights under warranties made by prior owners, manufacturers, vendors or other third parties, and rights accruing under applicable statutes of limitation or prescription, attributable to the Interests.

          (h) All payments, and all rights to receive payments, with respect to the ownership of the production of hydrocarbons from or the conduct of operations on the Interests accruing after the Effective Time.

     1.3 Reserved Interests. Notwithstanding any provision of this Agreement to the contrary, Sellers reserve and retain (i) Sellers' corporate, financial, tax and legal records and other business records; (ii) cash, bank accounts, letters of credit, travel letter accounts and prepaid insurance;
(iii) the management information systems, accounting software and other intellectual property rights of Sellers used by Sellers in the management and administration of their businesses; (iv) all claims that Sellers may have under any policy of insurance, indemnity or bond maintained by Sellers other than claims relating to property damage or casualty loss affecting the Interests occurring between the Effective Time and Closing (which claims shall be included in the Interests); (v) all accounts receivable, trade credits or notes receivable relating to transactions processed by Seller prior to Closing; (vi) any files or records that Sellers are contractually or otherwise obligated not to disclose to Buyers; (vii) all claims and causes of action arising from acts, omissions or events, or damage or destruction of property occurring prior to the Effective Time; (viii) engineering studies or reserve reports relating to the Interests; (ix) all interests and rights not included in the definition of the Interests (the "Reserved Interests").

     1.4 Effective Time. The purchase and sale of the Interests shall be effective as of October 1, 2001, at 7:00 a.m., central standard time (herein called the "Effective Time").

     1.5 Closing Date. The purchase and sale of the Interests pursuant to this Agreement ("Closing") shall be at 7:00 a.m. Eastern Standard Time on April 1, 2002 ("Closing Date") unless the Closing Date is modified by the terms of this Section 1.5, or unless any other date is agreed to in writing by all Parties.

          (a) If for any reason Closing shall not have occurred on or before April 1, 2002 and Sellers have not elected to terminate this Agreement pursuant to Subsection 1.5 (b) below, then Closing shall be automatically
extended until the earlier of 7:00 a.m. Eastern Standard Time on    (i) the
date that occurs 60 days after the date on which the Securities and Exchange Commission ("SEC") informs Delta that it has no further comments on Delta's proxy materials for the transaction or (ii) June 30, 2002.

          (b)     Notwithstanding the above,

               (i) if Closing does not occur on or before April 1, 2002, for any reason, Sellers may notify Buyers in writing on April 1, 2002, that Sellers do not consent to such extension and Sellers may thereby terminate this Agreement with impunity pursuant to Section 12.1 (c);

               (ii) provided further that if Closing has been extended
                    beyond April 1, 2002, by this subsection, but Closing does not occur on or before April 30, 2002, for any reason, Sellers may notify Buyers in writing on April 30, 2002, that Sellers do not consent to further extension and Sellers may thereby terminate this Agreement with impunity pursuant to Section 12.1 (c); and

              (iii) provided further that if Closing has been extended
                    beyond April 30, 2002, by this subsection, but Closing has not occurred by May 31, 2002, for any reason, Sellers may notify Buyers in writing on May 31, 2002, that Sellers do not consent to further extension and Sellers may thereby terminate this Agreement with impunity pursuant to Section 12.1 (c).

          (c) Delta shall notify Sellers within twenty four hours of the time that it receives oral or written notice or information from the SEC that the SEC has no further comments on Delta's proxy materials for the transactions contemplated by this Agreement.

          (d) Sellers and Buyers shall use their respective and collective best efforts to cause Closing to occur as quickly as possible on or after April 1, 2002, and to obtain all quorums and consents necessary therefor. These efforts shall include the obligation on the part of all Parties to timely provide all of the information necessary for Delta to file preliminary proxy materials regarding the transaction with the SEC no later than January 25, 2002. Buyers and Sellers will cooperate with each other since the information required for Delta's preliminary proxy is Delta's responsibility but may include audits of revenues and expenses related to Seller's oil and gas properties. To the extent that requisite information on Castle is not provided by Castle (following reasonable advance notice by Delta and allowance for normal preparation time for such information) and approved by Castle's independent auditors (if such approval is required) for filing by January 25, 2002 and the filing of the preliminary proxy materials with the SEC is delayed as a result, the dates contained in this Section 1.5 shall be adjusted accordingly subject to the rights granted to Buyers and Sellers in Article 12 below.

      1.6     Ownership of the Interests.   Subject to Section 12.1 and the
other provisions of this Agreement, should Closing occur, Sellers shall be entitled to all of the rights of ownership (including, without limitation, the right to all production, proceeds of production and other proceeds), and shall be subject to the duties and obligations of such ownership attributable to the Interests for the period of time prior to the Effective Time and Buyers shall be entitled to all of the rights of ownership (including, without limitation, the right to all production, proceeds of production and other proceeds) and shall be subject to the duties and obligation of such ownership attributable to the Interests for the period of time from and after the Effective Time.
All expenses and costs, including, without limitation, all ad valorem, property, production, severance, and similar taxes and assessments based upon or measured by the ownership of the Interests, the production of hydrocarbons, or the receipt of proceeds therefrom) attributable to the Interests, shall be:
(i) allocated to Sellers if incurred or accruing with respect to operations conducted prior to the Effective Time; or (ii) allocated to Buyers if incurred or accruing with respect to operations conducted after the Effective Time.
All hydrocarbons in storage facilities above or upstream from the pipeline connection to each storage facility, or downstream of delivery point sales meters on gas pipelines, as of the Effective Time, shall belong to Sellers. All of the hydrocarbons placed in such storage facilities or upstream of the aforesaid meters on pipelines after the Effective Time shall accrue to the benefit of Buyers and shall become a part of the Interests. In order to accomplish the foregoing allocation of production, the parties shall rely upon the records maintained by the operator of the relevant Interest, unless such records are demonstrated to be inaccurate.

     1.7 Risk of Loss. Buyers shall assume all risk of loss with respect to the Interests from and after the Effective Time to Closing and thereafter should Closing occur.

     1.8 Sellers' Agent. Castle shall act as agent on behalf of Sellers for purposes of receiving payments of money or shares of Delta's Common Stock under this Agreement.

                                  ARTICLE 2
                                PURCHASE PRICE

     2.1 Purchase Price. The purchase price for the Interests shall be comprised of Twenty Million Dollars ($20,000,000) paid by wire transfer or other immediately available funds, or in part by the Bridge Note, as defined and set forth in Section 2.6 below (the "Money Payment") and Nine Million Five Hundred Sixty Six Thousand (9,566,000) shares of Delta's Common Stock (the "Stock Payment"). The Money Payment and the Stock Payment shall collectively be herein called the "Purchase Price". At Closing, the Money Payment of the Purchase Price shall be adjusted as set forth in Section 2.3 below.

     2.2 Exclusivity Deposit. Following Buyers' execution of this Agreement, to assure Buyers' performance of its obligations under this Agreement, Delta on behalf of Buyers shall place in escrow with Warren E. Jones, Esquire, a solo practitioner (the " Escrow Agent"), Seven Hundred Thousand (700,000) shares of Delta common stock (the "Exclusivity Deposit") from its currently authorized but unissued shares pursuant to the Escrow Agreement attached hereto and made a part hereof as Exhibit C. (the "Escrow
Agreement").   If Closing occurs, the Exclusivity Deposit will be applied to the Adjusted Purchase Price. If Closing fails to occur, the Exclusivity Deposit shall be disbursed pursuant to the terms of Section 12.1.

     2.3     Adjustments to Purchase Price.   At Closing, the Purchase Price
shall be adjusted as follows and the resulting amount shall be referred to herein as the "Adjusted Purchase Price":

          (a)    The Purchase Price shall be adjusted upward by the following:

               (i) The amount of all actual operating or capital expenditures or prepaid expenses attributable to the Interests paid by or on behalf of Sellers in connection with the operation of the Interests and which are, according to generally accepted accounting principles, attributable to the period of time between the Effective Time and Closing Date. Such expenditures and expenses shall include, without limitation, royalties, rentals and other charges; ad valorem, property, excise, and any other taxes based upon or measured by the ownership of the Interests, the production of hydrocarbons or the receipt of proceeds therefrom; and expenses payable to a third person under applicable joint operating agreements, including, without limitation, overhead charges at normal company overhead labor rates and royalty disbursement fees payable to operator, or similar payments to third party operators, or, in the absence of any joint operating agreement, those items customarily billed under such an agreement.

             (ii) The value, less taxes (other than taxes on net income), of all hydrocarbons in storage facilities above or upstream from the pipeline connection in each storage facility, or downstream of delivery point, sales meters on gas pipelines, as of the Effective Time, at the prevailing market value at the time of sale in the area, adjusted for grade and gravity.

             (iii) Insurance premiums of $7,500 per month from the effective date to Closing, for general liability, excess liability and operator's extra expense (which benefits accrue to Buyers pursuant to paragraph 1.3).

               (iv) General corporate overhead of $20,000 per month from
                    the effective date to the Closing date to reimburse Seller for cost to produce COPAS overhead revenues that accrue to Buyers.

               (v)  Any other amounts agreed upon by Sellers and Buyers.

          (b) The Purchase Price shall be adjusted downward by the following:

               (i) Reductions due to Title Failures as provided in Sections 10.7.

               (ii) For uncured Title Defects and Contested Defects
                    pursuant to Section 10.8

              (iii) Reductions due to Environmental Defects as provided in
                    Section 11.3.

               (iv) The gross proceeds received by Sellers, net of
                    applicable severance and production taxes and compression and transportation charges, and derived from the sale of hydrocarbons attributable to the Interests to the extent owned by Buyers between the Effective Time and the Closing Date, pursuant to the provisions of Section 1.6 above.

               (v) Reductions due to receipt by Sellers of denials to consent and of exercises of preferential rights as provided in Section 10.11.

               (vi) COPAS revenues received by Seller between Effective
                    Time and Closing Date.

              (vii) Any other amounts agreed upon by Sellers and
                    Buyers.

          (c) Upward and downward adjustments to the Purchase Price pursuant to Section 2.3 shall be made only to the Money Payment.

     2.4 Purchase Price Allocation. The Purchase Price shall be allocated among the Interests as set forth in Exhibit "B" attached hereto (the "Allocated Values").

     2.5 Preliminary Settlement Statement. Sellers shall prepare and deliver to Buyers at least five (5) "Business Days" (which term shall mean any day except a Saturday, Sunday or other day on which commercial banks in Denver, Colorado are required or authorized by law to be closed) prior to the Closing Date, Sellers' estimate of the Adjusted Purchase Price to be paid at Closing, together with a statement setting forth Sellers' estimate of the amount of each adjustment to the Purchase Price to be made pursuant to Section
2.2 (the "Preliminary Settlement Statement"). The parties shall negotiate in good faith and attempt to agree on such estimated adjustments prior to Closing. In the event any estimated adjustment amounts are not agreed upon prior to Closing, the Adjusted Purchase Price for purposes of Closing shall be calculated based on Sellers' and Buyers' agreed upon estimated adjustments and Sellers' good faith estimation of any disputed amounts, which estimate shall be subject to adjustment in the Final Settlement Statement pursuant to Section 9.1.

       2.6 Bridge Note. It is the expectation of the Parties that Buyers will obtain bank financing from the Bank of Oklahoma, N.A. ("BOK") that will allow them to pay to Sellers the entire Money Payment of the Adjusted Purchase
Price at Closing.   Notwithstanding the above, should the BOK loan amount to
Buyers be less than the entire amount of the Money Payment of the Adjusted Purchase Price (such difference being referred to as the "Lending Shortfall"), by written notice to Sellers not less than fifteen (15) days prior to Closing, Buyers may elect to issue to Sellers a promissory note in the amount of the Lending Shortfall in the form attached and made a part hereof as Exhibit M (the "Bridge Note"). The Bridge Note shall be payable to Sellers on or before two hundred seventy (270) days following Closing, accruing interest at eight percent (8%) per annum, payable in either cash or shares of the common stock of Delta, at the option of Buyers, the value of such stock being fixed at Three Dollars ($3.00) per share. If Buyer has neither paid all principal and accrued interest on the Bridge Note nor made a written election to pay the Bridge Note in either cash or shares by close of business on its maturity date of the Bridge Note, Sellers shall have the option to either present the note for payment in cash or shares.

                                  ARTICLE 3
                       REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Castle. Castle represents and warrants to Buyers the following:

          (a) Castle is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Castle is duly qualified to carry on its business in the State or States in which the Interests are located and in each State where failure to so qualify would have a material adverse effect upon its business or the Interests.

          (b) Castle has all requisite power and authority to carry on its business as presently conducted and to enter into this Agreement and to perform its obligations hereunder.

          (c) The execution, delivery and performance of this Agreement and the transactions contemplated herein have been duly and validly authorized by Castle.

          (d) This Agreement has been duly executed and delivered on behalf of Castle, and all documents and instruments required hereunder to be executed and delivered by Castle at or prior to Closing shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Castle enforceable in accordance with their terms.

     3.2 Representations and Warranties of CECI. CECI represents and warrants to Buyers the following:

          (a) CECI is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. CECI is duly qualified to carry on its business in the State or States in which the Interests are located and in each State where failure to so qualify would have a material adverse effect upon its business or the Interests.

          (b) CECI has all requisite power and authority to carry on its business as presently conducted and to enter into this Agreement and to perform its obligations hereunder.

          (c) The execution, delivery and performance of this Agreement and the transactions contemplated herein have been duly and validly authorized by CECI.

          (d) This Agreement has been duly executed and delivered on behalf of CECI, and all documents and instruments required hereunder to be executed and delivered by CECI at or prior to Closing shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of CECI enforceable in accordance with their terms.

     3.3 Representations and Warranties of CEC. CEC represents and warrants to Buyers the following:

          (a) CEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CEC is duly qualified to carry on its business in the State or States in which the Interests are located and in each State where failure to so qualify would have a material adverse effect upon its business or the Interests.

          (b) CEC has all requisite power and authority to carry on its business as presently conducted and to enter into this Agreement and to perform its obligations hereunder.

          (c) The execution, delivery and performance of this Agreement and the transactions contemplated herein have been duly and validly authorized by CEC.

          (d) This Agreement has been duly executed and delivered on behalf of CEC, and all documents and instruments required hereunder to be executed and delivered by CEC at or prior to Closing shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of CEC enforceable in accordance with their terms.

     3.4 Representations and Warranties of CPC. CPC represents and warrants to Buyers the following:

          (a) CPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. CPC is duly qualified to carry on its business in the State or States in which the Interests are located and in each State where failure to so qualify would have a material adverse effect upon its business or the Interests.

          (b) CPC has all requisite power and authority to carry on its business as presently conducted and to enter into this Agreement and to perform its obligations hereunder.

          (c) The execution, delivery and performance of this Agreement and the transactions contemplated herein have been duly and validly authorized by CPC.

          (d) This Agreement has been duly executed and delivered on behalf of CPC, and all documents and instruments required hereunder to be executed and delivered by CPC at or prior to Closing shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of CPC enforceable in accordance with their terms.

     3.5 Representations and Warranties of Sellers. Each of Sellers separately represents and warrants to Buyers the following:

          (a) Other than as set forth in Exhibit "D" attached hereto and made a part hereof, there are no outstanding authorizations for expenditures ("AFEs") in excess of $25,000 each that (i) require the drilling of wells or other material development operations in order to earn or to continue to hold all or any portion of the Interests, or (ii) obligate Sellers to make payments of any amounts in connection with drilling of wells or other material capital expenditures affecting the Interests.

          (b) Sellers' execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of their respective articles of incorporation, bylaws, or other governing documents; (ii) result in the breach of any material term or condition of, or constitute a default or cause the acceleration of any material obligation under any agreement or instrument to which they are a party or by which they are bound; or (iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule, or regulation.

          (c) There are no consents required of any other party required to consummate the transactions contemplated hereby other than preferential rights or consents to assignment from other owners in the Interests or purchasers of production therefrom of the type typically found in the oil and gas industry.

          (d) Sellers are not obligated to deliver hydrocarbons produced from the Interests at some future time without then or thereafter receiving full payment for the production attributable to Sellers' ownership in and to the Interests by virtue of: (i) a prepayment arrangement under any contract for the sale of hydrocarbons and containing a "take or pay," or similar provisions, (ii) a production payment, or (iii) any other arrangement.

          (e) Except for those taxes and assessments for which a Purchase Price adjustment is made under Section 2.3(b)(v), during the period of Sellers' ownership of the Interests, Sellers have properly paid all ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Interests that have become due and payable before the Effective Time.

          (f) Sellers have incurred no liability, contingent or otherwise, for broker's or finder's fees or commissions relating to the transactions contemplated by this Agreement for which Buyers shall have any responsibility whatsoever.

          (g) Other than as set forth in Exhibit "E" attached hereto and made a part hereof, no suit, action, claim, or other proceeding is pending or, to the best of Sellers' knowledge, threatened before any court, arbitration panel or governmental agency which relates to the Interests and which might result in a material loss of Sellers' title to any portion of the Interests, or a material diminution of the value of any of the Interests, or that might materially hinder or impede the operation of the Leases.

          (h) As used in this Agreement, the term, "Existing Documents" shall mean all of the oil, gas and other mineral leases, assignments or other instruments or agreements that comprise the Interests, and all contractually binding arrangements to which the Interests may be subject and which will be binding on the Interests or Buyers after Closing (including, without limitation, oil, gas and other mineral leases, overriding royalty assignments, farm-out and farm-in agreements, option agreements, forced pooling orders, assignments of production payments, partnership agreements, including the Limited Partnership Agreements, unit agreements, unit operating agreements, joint operating agreements, balancing agreements, unit operating agreements, production contracts, processing contracts, gas sales contracts, marketing and transportation contracts and division orders). To the best of Sellers' knowledge, (i) all material Existing Documents are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws); (ii) Sellers are not in material breach or default with respect to any of its obligations pursuant to any such Existing Documents; and (iii) all payments (including, without limitation, royalties, delay rentals, shut-in royalties and valid calls under unit or operating agreements) due thereunder have been timely paid and Sellers have received no notice of default under any of the Existing Documents.

          (i) To the best of Sellers' knowledge, all of the Equipment Sellers require to operate their interests has been maintained in a state of repair so as to be adequate for normal operations.

          (j) To the best of Sellers' knowledge, all of the Wells that have been drilled and completed have been so drilled and completed within the boundaries and limits permitted by contract, pooling or unit agreement, and by law; and all drilling, completion, and other operations on or affecting the Leases have been conducted in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency. No Well is subject to penalties or allowables after the date hereof because of any over-production or any other violation of applicable laws, rules, regulations or permits or judgments, orders of decrees of any court or governmental body or agency.

       (k)     Except as set forth on Exhibit "F" attached hereto:

           (i) Sellers' operations and activities with respect to the Interests comply in all material respects with all applicable governmental laws, including, without limitation, health and safety statutes and regulations and all Environmental Laws, including any provisions requiring notice to government agencies under Environmental Laws.

           (ii) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter ("Environmental Proceeding") known to Sellers pending or, to the best of Sellers' knowledge, threatened against Sellers or any of the Interests relating in any way to the Environmental Laws.

          (iii) Neither Sellers nor, to the best of Sellers' knowledge, any other person have released, placed, stored, buried or dumped any Hazardous Substances, Oil, Pollutants or Contaminants or any other wastes on, beneath, or adjacent to the Leases operated by Sellers, except for inventories of such substances to be used in the ordinary course of business of Sellers (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations).

          (iv) To the best of Sellers' knowledge, Sellers have not received any notice or order from any governmental or other public agency advising it that Sellers are responsible for or potentially responsible for Cleanup or paying for the cost of Cleanup of any Hazardous Substances, Oils, Pollutants, or Contaminants or any other waste or substance affecting the Interests. Sellers are not aware of any facts which might reasonably give rise to any such notice or order.

          (v) The term "Cleanup" shall mean all actions required to: (1) cleanup, remove, treat or remediate Hazardous Substances, Oils, Pollutants or Contaminants; (2) prevent the Release of Hazardous Substances, Oils, Pollutants or Contaminants so that they do not migrate, endanger or threaten to endanger public health or welfare or the environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or
                 (4) respond to any government requests for information or documents in any way relating to cleanup, removal,treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances, Oils, Pollutants or Contaminants in the indoor or outdoor environment.

          (vi) The term "Environmental Laws" shall mean all foreign, Federal, state and local laws, regulations, rules and ordinances relating to polluting or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oil, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oil, Pollutants or Contaminants, and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances, Oils, Pollutants or Contaminants.

          (vii) The term "Hazardous Substances, Oils, Pollutants or Contaminants" shall mean all substances defined as such in the National Oil and Hazardous Substances Pollution Contingency Plan, or defined as such by, or regulated as such under, any Environmental Law.

          (viii) The term "Release" or "Releases" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environmental (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or property.

     3.6 Representations and Warranties of Delta. Delta represents and warrants to Sellers the following:

          (a) Delta is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado. Delta is or will be prior to Closing duly qualified to conduct business in the State or States in which the Interests are located.

          (b) Delta has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and to purchase the Interests on the terms described in this Agreement and perform its other obligations under this Agreement.

          (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized.

          (d) This Agreement has been duly executed and delivered by or on behalf of Delta; all documents and instruments required hereunder to be executed and delivered by Delta at or prior to Closing shall have been duly executed and delivered; and this Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Delta enforceable in accordance with their terms.

          (e) All shares of the Common Stock of Delta issued to Sellers pursuant to this Agreement shall be duly authorized and when issued shall be fully paid, non-assessable shares of the Common Stock of Delta and shall carry all of the same rights and privileges as all other issues of the Common Stock of Delta, provided, however that the Parties acknowledge that such shares will not be registered stock until such shares are registered pursuant to Section 9.6.

     3.7     Representations and Warranties of DECI.   DECI represents and
warrants to Sellers the following:

          (a) DECI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado. DECI is or will be prior to Closing duly qualified to conduct business in State or States in which the Interests being purchased by DECI are located.

          (b) DECI has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and to purchase the Interests on the terms described in this Agreement and perform its other obligations under this Agreement.

          (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized.

          (d) This Agreement has been duly executed and delivered by or on behalf of DECI all documents and instruments required hereunder to be executed and delivered by DECI at or prior to Closing shall have been duly executed and delivered; and this Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of DECI enforceable in accordance with their terms.

     3.8 Representations and Warranties of Buyers. Buyers represent and warrant to Sellers the following:

          (a) Buyers have incurred no liability, contingent or otherwise, for broker's or finder's fees or commissions relating to the transactions contemplated by this Agreement for which Sellers shall have any responsibility whatsoever. Specifically, but not by way of limitation, broker's or finder's fees or commissions, if any, of BWAB Limited Liability Company, a limited liability company organized and existing under the laws of Colorado ("BWAB"), its principals and affiliates, shall be borne exclusively by Buyers.

          (b) Prior to Closing, Buyers will have inspected the Interests, the public records and Sellers' files for all purposes, including, but not limited to, detecting the presence and concentration of naturally-occurring radioactive materials and satisfying themselves as to the physical condition and environmental condition of the Interests, both surface and subsurface. In entering into this Agreement, Buyers have relied solely on their independent investigation of, and judgment with respect to, the Interests and the advice of their own legal, tax, economic, environmental, engineering, geological and geophysical advisors, and not on any comments or statements of any representatives of, or consultants or advisors engaged by Sellers.

          (c) At Closing, Buyers will meet the bonding and other requirements required by all governmental authorities in respect to the Interests (and Sellers agree to provide Buyers, prior to Closing, with a list of such requirements) and, after Closing, Buyers anticipate that they will continue to be able to meet such bonding requirements. Buyers are, and after the Closing are expected to continue to be, otherwise qualified to own the Interests. The consummation of the transactions contemplated hereby will not cause Buyers to be disqualified to be an owner of oil, gas, and mineral leases or to exceed any acreage limitation imposed by law, statute, rule or regulation. Buyers are not aware of any fact that could reasonably be expected to cause the appropriate governmental authorities to fail to unconditionally approve the assignment of the Interests to Buyers. Sellers will cooperate and will assist Buyers relating to the preparation and presentation of documents relating to changes in ownership and/or operatorship of the Interests.

          (d) Buyers are experienced and knowledgeable investors and operators in the oil and gas business. Buyers are acquiring the Interests for their own accounts and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, as amended, or any other rules, regulations, and laws pertaining to the distribution of securities.

          (e) Buyers have arranged or will have arranged to have available by the Closing Date sufficient funds to enable the payment to Sellers, by wire transfer, of the Adjusted Purchase Price in accordance with Section 2.3 and to otherwise perform Buyers' obligations under this Agreement, subject to Buyers' rights under the provisions of Section 2.6 to provide a Bridge Note.

                                 ARTICLE 4
                        CERTAIN AGREEMENTS OF SELLERS

     4.1 Agreements Between Execution of Agreement and Closing. During the period between the execution of this Agreement and the Closing Date, Sellers shall not, without the prior written consent of Buyers, (i) sell, convey, assign, transfer or encumber any of the Interests; (ii) make or agree to make any expenditure in excess of $25,000.00, net to Sellers' interest, except for obligations under existing contracts, expenditures necessary to maintain the Interests, or in the event of any emergency as to which Sellers have notified Buyers; (iii) sell oil, gas or other minerals from the Interests except sales made in the ordinary course of business; (iv) enter into any agreement amending, modifying or terminating any of the Leases; or (v) take any other action with respect to any of the Interests that would cause a material diminution in the value thereof or that would materially and adversely affect the use and enjoyment thereof.

     4.2 Access to Records. Following the execution of this Agreement by the Parties, Sellers shall afford to Buyers and their authorized representatives, during normal business hours, reasonable access to well and land files, title, contract and legal materials and operating data and information in Sellers' possession or to which they have access affecting the Interests.

     4.3 Notification of Additional Proceedings. Sellers shall promptly notify Buyers of any new suits, actions, claims or other proceedings threatened or pending before, or required to be filed with, any court, arbitrator or governmental agency which relate to the Interests.

     4.4 Consents. Sellers shall use their best efforts to obtain any consents necessary to transfer the Interests to Buyers.

     4.5 Trading in Delta Stock. None of the Sellers nor their respective affiliates, insiders, agents and brokers shall be permitted to buy or sell shares, options, etc., in the common stock of Delta until after Closing.

     4.6 Software License. Sellers will, at no cost to Sellers, cooperate with Buyers, if Buyers attempt to have Sellers' Excalibur software licenses transferred to Buyers.

     4.7 Insurance. Sellers shall maintain the general liability, excess liability and operator's extra expense insurance referenced in Subsection 2.3
(a) (iii) until Closing.

                                   ARTICLE 5
                         CERTAIN AGREEMENTS OF BUYERS

     5.1 Cooperation. Buyers shall cooperate with Sellers to assist Sellers in carrying out the agreements of Sellers hereunder.

     5.2 Change of Operations. Buyers will diligently pursue the filing and other requirements to assume operations, where applicable, and ownership of the Interests, including without limitation, well testing, bonding and other requirements from all governmental authorities with respect to the Interests such that Sellers can withdraw as operators of the Interests, where applicable, as soon as possible after Closing. Buyers acknowledge that Sellers have not guaranteed that Buyers will, in every case, succeed Sellers as operator.

     5.3 Trading in Castle Stock. Neither of the Buyers nor their respective affiliates, insiders, agents, brokers, etc. shall be permitted to buy or sell shares, options, etc., in the common stock of Castle until after Closing. Buyers will obtain a written agreement from BWAB that it and its respective affiliates, insiders, agents, brokers shall are bound by the provisions of this Section 5.3.

     5.4 Issuance of Delta Stock. Should Delta issue or contract to issue Delta common stock prior to Closing in excess of three percent (3%) of the currently outstanding stock of Delta without the prior written consent of Sellers, excluding the issuance of up to 1,431,000 shares of Delta common stock to Piper Petroleum Company, Seller shall have the option at its sole discretion to terminate this Agreement pursuant to Section 12.1 (c).

     5.5 Delta Directors. Delta will not increase the number of directors on its Board of Directors prior to the Closing Date.

     5.6 Transitional Accounting. Buyers will provide transitional accounting personnel at their own expense; for at least two (2) months before they assume accounting (revenue and joint in interest) duties for the Interests.

                                ARTICLE 6
                      BUYERS' CONDITIONS TO CLOSING

     The obligations of Buyers to consummate the transactions provided for herein are subject, at the option of Buyers, to the fulfillment on or prior to Closing of each of the following conditions:

     6.1 Representations. The representations and warranties by Castle set forth in Section 3.1, by CECI set forth in Section 3.2, by CEC set forth in Section 3.3, by CPL set forth in Section 3.4 and by Sellers set forth in
Section 3.5 above shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, except as modified with the written consent of Buyers.

     6.2 Changes. There shall have been no material adverse change in the physical condition of the Interests, except depletion through normal production within authorized allowables and rates of production, depreciation of equipment through ordinary wear and tear, and other transactions permitted under this Agreement or approved in writing by Buyers.

     6.3 Performance. Sellers shall have performed and complied in all material respects with all agreements and covenants required by this Agreement.

     6.4 No Legal Proceedings. No suit, action or other proceeding shall be pending or threatened before any court, arbitration panel or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages in connection with the purchase and sale contemplated by this Agreement, or which might result in a material loss of any portion of the Interests, a material diminution in the value of any of the Interests, or materially interfere with the use or enjoyment of the Interests, except (i) matters that are disclosed on Exhibit "E" or (ii) any suit or proceeding affecting only a portion of the Interests, which portion could be treated as subject to a Title Defect in accordance with Article 10.

                                 ARTICLE 7
                      SELLERS' CONDITIONS TO CLOSING

     The obligations of Sellers to consummate the transactions provided for herein are subject, at the option of Sellers, to the fulfillment on or prior to Closing of each of the following conditions:

     7.1 Representations. The representations and warranties by Delta set forth in Section 3.6, by DECI set forth in Section 3.7, and by Buyers set forth in Section 3.8 above shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date except as modified with the written consent of Sellers.

     7.2 Performance. Buyers shall have timely performed and complied in all material respects with all agreements and covenants required by this Agreement.

     7.3 No Legal Proceedings. No suit or other proceeding shall be pending before any court or governmental agency seeking to restrain prohibit or declare illegal, or seeking substantial damages in connection with, the sale contemplated by this Agreement, except (i) matters with respect to which Sellers have been adequately indemnified by Buyers or (ii) any suit or other proceeding affecting only a portion of the Interests, which portion could be treated as subject to a Title Defect in accordance with Article 10.

     7.4 Delta Proxy. Delta's filing of a proxy concerning this proposed transaction with the SEC not later than January 25, 2002 or to a subsequent date as adjusted pursuant to Subsection 1.5 (d) above.

     7.5 Delta Shareholders. Approval of this transaction by Delta shareholders not later than the Closing Date as determined in Section 1.5.

     7.6 Issuance of Delta Stock. Delta has not issued or contracted to issue Delta common stock prior to Closing in excess of ten percent (10%) of the currently outstanding stock of Delta without the prior written consent of Sellers, excluding the issuance of up to 1,431,000 shares of Delta common stock to Piper Petroleum Company.

                                 ARTICLE 8
                                  CLOSING

     8.1 Closing Date. Subject to the conditions stated in this Agreement, Closing shall occur on the date set forth in Section 1.5 or on such other date and time as Buyers and Sellers may agree (the "Closing Date").

     8.2 Place of Closing. The Closing shall be held at the offices of Sellers as set forth hereinabove; provided, however, the Parties may agree to close via facsimile or overnight mail.

     8.3 Closing Obligations. At the Closing, the following documents shall be delivered and the following events shall occur, each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

          (a) Sellers shall execute and deliver: (1) an Assignment, Bill of Sale and Conveyance in the form attached hereto and made a part hereof as Exhibit "G" (the "Assignment") (in sufficient counterparts to facilitate recording) conveying the Interests, subject to the Permitted Encumbrances; (2) Assignments of General and Limited Partnership Interest in Limited Partnerships in the forms of assignment attached hereto and made a part hereof as Exhibits "H", "I", "J" and "K"; and (3) such other instruments as may be required to convey the Interests to Buyers and otherwise effectuate the transactions contemplated by this Agreement.

          (b) Sellers and Buyers shall execute and deliver the Preliminary Settlement Statement.

          (c) Buyers shall deliver by direct bank or wire transfer to Castle or to Castle's account on behalf of Sellers (at such place as may be designated by Sellers in a written notice, such notice to be delivered to Buyers not less than two (2) Business Days prior to the Closing Date) the Money Payment of the Adjusted Purchase Price (less the amount to be secured by the Bridge Note, if any) and shall deliver to Seller the Stock Payment of the Adjusted Purchase Price (less the amount of the Exclusivity Deposit).

          (d) Sellers shall deliver on forms supplied by Buyers transfer orders or letters in lieu thereof, directing the operator or purchaser to make payment of proceeds attributable to production from the Interests after the Effective Time to Buyers.

          (e) Buyers and Sellers shall execute and deliver the Registration Rights Agreement, as defined in Section 9.6 below.

          (f) Buyers and Sellers shall execute and deliver instructions to the Escrow Agent to release the Exclusivity Deposit to Sellers.

          (g) Should Buyers have notified Sellers of a Lending Shortfall pursuant to Section 2.6, Buyers shall execute and deliver the Bridge Note to Sellers.

     8.4 Records. In addition to the obligations set forth under Sections 4.2 and 8.3 above, within sixty (60) days after Closing, Sellers shall deliver to Buyers all original well and land files in its possession or to which it has access. Buyers shall be entitled to all original records affecting the Interests assigned to Buyers pursuant to the terms of this Agreement. Sellers shall be entitled to keep a copy of such records for its files. Buyers agree to preserve and maintain such records for at least five
(5) years after the Closing Date and to provide Sellers access to such records during normal business hours during such period.

                                   ARTICLE 9
                              POST-CLOSING MATTERS

     9.1     Final Settlement Statement.

          (a) As soon as practicable after the Closing, but in no event later than ninety (90) days after Closing, Sellers shall prepare and deliver to Buyers, in accordance with this Agreement and generally accepted accounting principles, a statement ("Final Settlement Statement") setting forth each adjustment (other than adjustments for Title Defects) finally determined as of Closing and showing the calculation of such adjustments. Within thirty (30) days after receipt of the Final Settlement Statement, Buyers shall deliver to Sellers a written report containing any changes that Buyers propose be made in good faith to resolve any questions with respect to the amounts due pursuant to such Final Settlement Statement no later than one hundred twenty (120) days after the Closing. The Parties shall employ that degree of effort as would prudent business persons engaged in on going business relationships to reach agreement as to the amounts due pursuant to such Final Settlement Statement no later than thirty (30) days after the submission to Sellers of proposed changes to the Final Settlement Statement.

          (b) Should the Parties not reach agreement as to the amounts due pursuant to such Final Settlement Statement, the disputed items shall be submitted to KPMG, LLP for resolution The decision of KPMG, LLP shall be considered final as between the Parties. Cost for KPMG, LLP and resolution of the dispute will be apportioned between Sellers and Buyers in proportion to the award by KPMG.

          (c) The date upon which such agreement or resolution is reached shall be called the "Settlement Date". On the Settlement Date, should one party be obligated to the other by reason of the Final Settlement Statement, the indebted party shall pay to the other party, in immediately available funds, those monies determined to be due under the Final Settlement Statement. Until paid, all past due amounts hereunder shall bear interest at the lesser of prime plus two percent, as established by Bank of Texas, N.A., Houston, Texas (computed based on a 360 day year) or the maximum lawful rate permitted by applicable law (the "Interest Rate").

     9.2     Unpaid Third Party Funds. At such time as Buyers and
Sellers agree on a Final Settlement Statement, Sellers will transfer to Buyers all funds held by Sellers in suspense for a third party owner of royalty, overriding royalty, working interests, mineral interest or other similar interests, attributable to the Interests, and will deliver all records in Sellers' possession, including a schedule of such funds listing the owners thereof, which may be used to determine proper disbursement. Buyers shall thereafter be responsible for determining the proper payment of such amounts and shall indemnify and hold harmless Sellers from and against any and all cost, loss or expense of whatever kind, including attorneys' fees, arising from or in connection with the claim or any person, up to the amount listed on the schedule provided by Sellers with respect thereto, with respect to the funds transferred to Buyers pursuant to this Section 9.2.

     9.3 Further Assurances. After Closing Sellers, and Buyers shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any Exhibit, document, certificate or other instrument delivered pursuant hereto.

     9.4 Survival. All representations and warranties set forth in this Agreement in Sections 3.1 (a) - (d), 3.2 (a) - (d), 3.3 (a) - (d), 3.4 (a) -
(d), 3.5 (a) - (f), 3.6 (a) - (e), 3.7 (a) - (d) and 3.8 (a) - (c) shall survive the Closing for a period of ten (10) months, but no other representations and warranties shall survive the Closing.

     9.5 Appointment of Directors. Delta agrees to appoint three directors, selected by Sellers, to its Board of Directors effective immediately following Closing.

     9.6 Delta's Stock. Delta shall agree to file a registration statement registering all shares of Delta common stock to be issued to Sellers hereunder, if any, within thirty (30) days of closing under terms more specifically set out in the Registration Rights Agreement attached here to and made a part hereof as Exhibit "L" (the "Registration Rights Agreement"). Delta shall be able to call up to 3,188,667 shares of its common stock for $4.50/share from Castle for a period of one year after closing. Castle, in turn, agrees to maintain and to not distribute to its shareholders at least 3,188,667 shares of Delta common stock during this period.

     9.7 Voting of Delta Shares. During the period that Castle holds any Delta shares issued to it pursuant to the transaction, Castle will not attempt to take any further control of Delta in any manner that is not specifically endorsed in writing by Delta's board of directors, it will not demand that any special meeting of Delta's shareholders be held, it will not submit any matter to be voted upon by the shareholders of Delta that has not been previously recommended by Delta's board of directors, it will vote in favor of all nominees for directors, it will vote the Delta shares issued to it pursuant to this transaction in favor of any matters recommended by Delta's board of directors relating to the settlement of any and all disputes concerning Delta's offshore California properties (to the extent required) and it will generally endeavor to support actions recommended to Delta's shareholders by Delta's board of directors. Notwithstanding the foregoing, Castle shall have the right in its sole and absolute discretion to vote in any manner that it may choose with respect to any transaction, merger or sale of assets that requires a vote of Delta's shareholders under Colorado law.

     9.8     Tax Allocation.    The parties agree that the Purchase Price
shall be allocated as set forth on Exhibit B1 for Federal Income Tax purposes. Each party shall use such allocations in filing Form 8594 (Asset Acquisition Statement) with the IRS.

                                ARTICLE 10
                              TITLE MATTERS

     10.1     Access to Title and Other Documents.

          (a) After the date hereof, Sellers will make available to Buyers and to their representatives (such representatives to include employees, consultants, independent contractors, attorneys and other advisors of Buyers) for Buyers' copying and/or inspection (at Buyers' cost and expense), at Sellers' offices during normal business hours the following documents in Sellers' possession or under its control:

               (i) All abstracts of title, title opinions, title curative materials, ownership reports, division orders, bills of sale, other documents evidencing transfers of title, tax receipts, and licenses and registrations pertaining to the Interests.

               (ii) All of the lease records, lease files, leases,
                    conveyances and assignments of interest in the Leases; unitization, unit, pooling and operating agreements; division orders; contracts; transfer orders; orders of the applicable regulatory authorities or administrative agencies; mortgages, deeds of trust, security agreements, and financing statements; and all other contracts, agreements and documents affecting the Interests.

             (iii) Instruments and documents concerning proper payment of all general and special assessments, ad valorem and property taxes, and production, severance and similar taxes and assessments based on or measured by the ownership of the Interests, the production of hydrocarbons, or the receipt of proceeds therefrom for 2000 and years prior for which the applicable statute of limitations has not expired.

               (iv) All geological maps, geophysical surveys, ownership
                    maps, seismic surveys, logs, core studies, and surveys relating to the Interests.

               (v) All production records; transportation agreements; contracts for the purchase of gas, oil, casinghead gas, distillate, gas condensate or other hydrocarbons; processing agreements; all correspondence relating to the Interests; and data sheets relating to the Interests and to bonuses, rentals and royalties payable with respect thereto.

               (vi) All agreements relating to the purchase, sale,
                    processing, and transportation of production from the Wells.

              (vii) All bonds, leases, permits, easements, licenses,
                    orders, saltwater disposal agreements, agreements with pumpers and other agreements in any way relating to the Interests or the operation thereof.

Reliance on such information shall be at the sole risk of the Buyers, and Sellers make no guaranty or representation as to the accuracy or completeness of such data, except as otherwise provided in this Agreement.

          Sellers shall authorize Buyers and their representatives to consult with attorneys, abstract companies and other consultants or independent contractors of Sellers (whether utilized in the past or present) concerning title related matters. Reliance on such information of such third parties shall be at the sole risk of the Buyers, and Sellers make no guaranty or representation as to the accuracy or completeness of such data.

     10.2 No Warranty or Representation. At the Closing, Sellers shall convey to Buyers all the Interests. Such conveyance shall be subject to the Permitted Encumbrances and WITHOUT ANY WARRANTY OF TITLE, EITHER EXPRESS
OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE OR OTHERWISE, except for the warranty of title as to persons claiming by, through and under Sellers contained in the Assignment. Without limiting Buyers' right to reduce the Purchase Price in the manner provided in this Article 10, Sellers make no warranty or representation, express or implied, with respect to the accuracy or completeness of any information, records or data now, heretofore, or hereafter made available to Buyers in connection with this Agreement, including, without limitation, any description of the Interests, pricing assumptions, potential for production of hydrocarbons from the Interests, or any other matters contained in any material furnished by Sellers to Buyers or its officers, directors, employees, agents, advisors or representatives.

     10.3     Disclaimer.   ALL PERSONAL PROPERTY, MACHINERY, FIXTURES,
EQUIPMENT AND MATERIALS CONVEYED HEREBY ARE SOLD AND ASSIGNED AND
ACCEPTED BY Buyers IN THEIR "WHERE IS, AS IS" CONDITION, WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED OR STATUTORY, OF MARKETABILITY, QUALITY, CONDITION, MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE OR USE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.

     10.4 Permitted Encumbrances. As used in this Agreement, the term "Permitted Encumbrances" shall mean the following, provided that the same shall not operate to reduce the net revenue interest or increase the gross working interest of a Well beyond that shown on Exhibit "A":

          (a) Lessors' royalties, non-participating royalties, overriding royalties, division orders, reversionary interests, and similar burdens.

          (b) Preferential rights to purchase and required third party consents to assignments and similar agreements, with respect to which, prior to Closing (i) waivers or consents are obtained from the appropriate parties,
(ii) the appropriate time period for asserting such rights has expired without an exercise of such rights, or (iii) arrangements acceptable to Buyers can be made by Buyers and Sellers to allow Buyers to receive substantially the same economic benefits as if all such waivers and consents to assign have been obtained.

          (c) Liens for taxes or assessments not yet due or delinquent or, if delinquent, that are being contested in good faith in the normal course of business.

          (d) All rights to consent by, required notices to, filing with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein, if the same are customarily obtained subsequent to such sale or conveyance and neither Sellers nor Buyers has no reason to believe they cannot be obtained.

          (e)     Such Title Defects as Buyers may have waived in writing.

          (f)     Rights reserved to or vested in any governmental authority.

          (g) Rights of a common owner of any Interest in rights-of-way or easements currently held by Sellers and such common owner as tenants in common or through common ownership.

          (h) Easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Interests for the purpose of surface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, and removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment which do not materially impair the rights held by Buyers or the use and enjoyment of the Interests.

          (i) Defects, irregularities and deficiencies in title to any rights-of-way, easements, surface lease or other rights which in the aggregate do not materially impair the use of such right-of-way, easements, surface leases or other rights for the purpose of which such rights will be held by Buyers.

          (j) Zoning, planning and environmental laws and ordinances and municipal regulations.

          (k) Vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or other like liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due, or which are being contested in good faith by appropriate proceedings by or on behalf of Sellers.

          (l) Liens created under operating agreements in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings by or on behalf of Sellers.

          (m)     The terms and provisions of the Existing Documents.

     10.5 Good and Defensible Title. For the purposes of this Article 10, the term "Good and Defensible Title" shall mean, with respect to each of the Wells or Units described on Exhibit "A", that title of Sellers which, subject to and except for Permitted Encumbrances:

          (a) Entitles Sellers, throughout the lifetime of the relevant Well or if the duration of the interest in a Unit, to receive from such Well or Unit (free and clear of all royalties, overriding royalties, non-participating royalties, net profits interests, or other burdens on or measured by production of hydrocarbons) not less than the interest shown as the net revenue interest on Exhibit "A" in all hydrocarbons produced, saved and marketed from the Well or Unit and in the case of a Well, of all hydrocarbons produced, saved, and marketed from any unit of which the Well is a part and which is allocated to such Well; all without reduction, suspension, or termination of the interest in such Well or Unit.

          (b) Obligates Sellers to bear the percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, the Well or Unit not greater than the gross working interest shown on Exhibit "A" without increase throughout the lifetime of the relevant Well or of the duration of the interest in a Unit.

          (c)     Is free and clear of liens, encumbrances and defects.

          (d) All irregularities of title that would not reasonably be expected to result in claims that would materially and adversely affect Sellers' title to the underlying Interest shall not be considered a Title Defect, including but not limited to (i) defects in the chain of title consisting of failure to recite marital status or the omission of succession or heirship proceedings; (ii) defects or irregularities arising out of prior oil and gas leases which, on their face, expired more than three (3) years prior to the Effective Time, and which have not been released of record; (iii) defects or irregularities arising out of acknowledgments, questions of identity, trusts or trustees, executors and personal representatives, and the manner in which they executed documents or were identified thereon; (iv) defects or irregularities arising out of mortgages or deeds of trust which, by their terms, matured more than six (6) years prior to the Effective Time but which remain unreleased of record; (v) defects or irregularities arising out of the lack of survey of specific land or lease description; (vi) defects or irregularities arising out of the lack of recorded powers of attorneys from corporations, banks, trusts or personal representatives to execute and deliver documents on their behalf or on behalf of others; (vii) defects or irregularities cured by possession under applicable statutes of limitation and statutes relating to prescription.

     10.6 Notice of Title Defect. Except for Permitted Encumbrances, any defect in title, lien, encumbrance, or defect that would cause Sellers' title to any Interest underlying a Well or Unit described on Exhibit "A" not to be Good and Defensible Title shall be a title defect ("Title Defect"). Not later than five (5) days before the Closing Date (the "Warranty Claim Date"), Buyers must notify Sellers in writing of any matter that Buyers considers to be a Title Defect ("Notice of Title Defect"), which notice shall include, (i) a specific description of the matter Buyers asserts as a Title Defect, (ii) a specific description of the Well or Unit or the portion of the Interest underlying the Well or Unit that is affected by the Title Defect, (iii) Buyers' calculation of the amount ("Title Defect Amount") that the value of the Well or Unit should be reduced because of the Title Defect based on the Allocated Value shown on Exhibit "B," and (iv) appropriate supporting documentation.

     Notwithstanding anything to the contrary in this Agreement, the Buyers shall be deemed to have waived any Title Defect which the Buyers have not specifically asserted in their Notice of Title Defect presented before the Warranty Claim Date.

     10.7 Title Failure. Any item that Sellers acknowledges is a Title Defect but that Sellers are unwilling to cure shall be deemed a title failure ("Title Failure") and, subject to Section 10.9 below, the Purchase Price shall be reduced for such Title Defect pursuant to Section 2.3 unless, in Sellers' reasonable judgment, it is unlikely that material losses, costs, expenses and liabilities will be experienced with respect to such Title Defect and Sellers agree to indemnify Buyers with respect thereto.

     10.8 Defect Notice; Sellers' Opportunity to Cure. To the extent that Sellers dispute that any item described in the Notice of Title Defect actually constitutes a Title Defect or disputes the Title Defect Amount assigned by Buyers to any such Title Defect ("Contested Defect"), Sellers shall deliver to Buyers a notice so stating ("Defect Notice"). Subject to the provisions of
10.9 below, the portion of the Purchase Price attributable to Title Defects which Sellers are willing to cure but which are uncured at Closing, or which are not waived by Buyers at Closing (including Contested Defects), shall be deposited into an escrow account pursuant to an escrow agreement agreed to by the Parties and the Assignment will be revised to delete all of that portion of the Interests affected by such Title Defects (including Contested Defects). If Sellers fail to cure a Title Defect within ninety (90) days after Closing, it shall be deemed a Title Failure and the funds attributable to such Title Defect shall be released from escrow to Buyers and the property on which such Title Defect exists shall not be conveyed to Buyers.

     10.9 Title Purchase Price Adjustments. Notwithstanding any provision hereof to the contrary, there shall be no reduction in the Purchase Price for Title Failures and no escrow for Title Defects or Contested Defects unless and until the aggregate amount of such Title Defects (including Title Failures and Contested Defects) exceeds four percent (4%) of the Purchase Price and only for the amount in excess of such amount. For purposes of computing Title Defect Purchase Price adjustments, the Purchase Price at the Effective Time shall be the total Purchase Price as reflected in Exhibit B.

     10.10 Termination Amount. Notwithstanding any provision hereof to the contrary, in the event the aggregate adjustments for Title Defects pursuant to this Article 10 and for Environmental Defects pursuant to Article 11 amount to fifteen percent (15%) or more of the Adjusted Purchase Price (the "Termination Amount"), either Party shall have the option to terminate this Agreement, without any liability, upon written notice to the other Party.

     10.11 Preferential Rights and Consents to Assign. Some Interests underlying Wells or Units may be subject to existing preferential rights to purchase the Interests or consents may be required in order to assign the Interests. On or before March 15, 2002, Sellers shall provide Buyers with a list, and shall make a good faith effort to obtain consent and waivers of any preferential rights which Sellers know must be obtained prior to Closing and are not ordinarily obtained after Closing. Buyers shall notify Sellers of any additional consent requirement or preferential right to purchase it discovers prior to Closing. If a preferential right is exercised or a consent is denied prior to Closing, the Purchase Price shall be adjusted downward in an amount equal to the price paid to Sellers for the Wells or Units with respect to which the preferential right has been exercised or the consent has been denied and such Interest shall be deleted from this Agreement. In the case of a preferential right to purchase, Sellers shall be entitled to all proceeds paid by the third party exercising its preferential right to purchase. If a third party preferential purchase right burdening any Well or Unit has not been exercised or waived by Closing, Buyers shall pay for and accept an assignment covering such Well or Unit and, if the preferential right is exercised after Closing, Buyers shall be entitled to all proceeds paid for such Well or Unit by the third party exercising such preferential purchase right. Buyers shall be responsible for conveying title to the Interest underlying the Well or Unit affected by said preferential right to the party exercising the same and shall indemnify and hold Sellers harmless from and against any claim or liability for Buyers' failure to make such conveyance.

                               ARTICLE 11
                             ENVIRONMENTAL

     11.1 Inspection; Indemnity. Buyers and their authorized representatives, at Buyers' sole risk and expense, shall have the right to enter upon and inspect the real and personal properties comprising the Interests, and to conduct such well, environmental and other tests and assessments as Buyers shall deem appropriate, subject to the approval of the operator in the case of non-operated properties. Buyers shall repair any damages to the Interests resulting from its inspection and shall defend and hold Sellers harmless from and against any and all losses, damages, claims, obligations, liabilities, expenses (including court costs and attorneys' fees) or causes of action directly resulting from Buyers' inspection of the Interests.

     11.2     Environmental Assessment.   As part of their inspection of the
Interests, Buyers and its authorized representatives shall have the right to conduct soil and water tests and borings, and generally to conduct such tests, examinations, investigations and studies as may be necessary or appropriate in Buyers' sole judgment to make an environmental assessment of the Interests. Buyers shall keep any data or information acquired through such examination and the results of all analyses of such data and information strictly confidential and shall not disclose the same to any person or agency without the prior written approval of Sellers unless such disclosure is required by law. Buyers shall take all steps necessary to ensure that Buyers' authorized representatives comply with the provisions of this Article 11. If Buyers have discovered in their environmental assessment circumstances which require remediation, control or other response under environmental laws, rules or regulations then in effect (an "Environmental Defect"), Buyers shall notify Sellers of such circumstances as soon as practicable, but in no event less than thirty (30) days prior to Closing.

     11.3 Environmental Defects If Buyers properly notify Sellers of an Environmental Defect related to an Interest, Buyers may (i) waive the Environmental Defect and Close, or (ii) request Sellers to cure the Environmental Defect. If Buyers asks Sellers to cure an Environmental Defect, and if the aggregate amount of all such Environmental Defects exceeds four percent (4%) of the Purchase Price, Sellers have the option (i) to cure the Environmental Defect, or (ii) to exclude the Interest affected by the Environmental Defect from this Agreement. If Sellers elect to cure the Environmental Defect, but the cure has not been completed by Closing, the Interest affected by the Environmental Defect shall not be conveyed to Buyers at Closing, the Purchase Price shall be reduced by the amount allocated to such Interest and such amount shall be deposited into the escrow account referred to in Section 10.7. If the Environmental Defect is cured within ninety (90) days after Closing, within five (5) days after the Environmental Defect is cured, Sellers will convey to Buyers the Interest affected by the Environmental Defect and the applicable amount shall be released from escrow to Sellers. If Sellers elect to exclude the Interest affected by the Environmental Defect from this Agreement, subject to Section 11.4 below, the Purchase Price will be reduced by the allocated value of the Interest affected per Exhibit B.

     11.4 Environmental Purchase Price Adjustment. Notwithstanding any provision hereof to the contrary, there shall be no reduction in the Purchase Price for uncured Environmental Defects unless, and only to the extent that, the aggregate amount of such uncured Environmental Defects exceeds four percent (4%) of the Purchase Price and then only for the amount in excess of such amount.

                              ARTICLE 12
                  TERMINATION, DEFAULT AND REMEDIES

     12.1 Right of Termination. This Agreement and the transactions contemplated herein may be terminated in writing at any time at or prior to
Closing:

          (a) By the written agreement of all of the Parties hereto whereupon no Party hereto shall be liable to any other Party hereto for damages of any kind and the Escrow Agent shall return the Exclusivity Deposit to Buyer.

          (b) By either of Buyers or Sellers in the event that the adjustments to the Purchase Price exceed the Termination Amount, as provided for in Section 10.10 whereupon no Party hereto shall be liable to any other Party hereto for damages of any kind and the Escrow Agent shall return the Exclusivity Deposit to Buyer.

          (c) By Sellers pursuant to Subsection 1.5 (b) or Section 5.4 whereupon no Party hereto shall be liable to any other Party hereto for damages of any kind and the Escrow Agent shall return the Exclusivity Deposit to Buyer.

          (d)     By Sellers with impunity, if

               (i) This Agreement has not been terminated pursuant to Subsections 12.1 (a), (b) or (c) above,

               (ii) Buyers' Conditions to Closing set forth in Article 6
                    have been materially satisfied,

              (iii) Sellers are not otherwise in default of their
                    obligations hereunder, and

               (iv) Closing does not occur within sixty (60) days after
                    the date on which the SEC informs Delta that it has no further comments on Delta's proxy materials for the transaction due solely to Delta's failure to obtain a quorum for the shareholders' meeting necessary to approve the transaction under applicable NASDAQ rules, whereupon Buyers shall pay liquidated damages to Sellers by causing the Escrow Agent to deliver to Castle the Exclusivity Deposit.

          (e)     By Sellers with impunity, if

                    (i) This Agreement has not been terminated pursuant to Subsections 12.1 (a), (b) (c) or (d) above,

                    (ii) Buyers' Conditions to Closing set forth in Article 6
                         have been met,

                   (iii) Sellers are not otherwise in default of their
                         obligations hereunder, and

                    (iv) Buyers either

                         (A) fail to close the transaction by June 30, 2002 due to

                              (1) A failure by Delta to timely respond to SEC comments on Delta's proxy materials for any reason other than Castle's failure to provide Delta with all of the information necessary for Delta to be able to adequately respond to comments in sufficient time for the SEC to notify Delta no later than April 30, 2002 that the SEC has no further comments,

                              (2) A unilateral determination by Delta that it no longer wishes to proceed with the transaction after the PSA is executed by all necessary parties, or

                              (3)   Any other delay or failure by Buyers,
                              including their failure to materially satisfy Sellers' Conditions to Closing as set forth in
                              Article 7 other than Delta's failure to obtain a quorum for the shareholders' meeting necessary to approve the transaction under applicable NASDAQ rules,

whereupon Buyers shall pay liquidated damages to Sellers by causing the escrow agent to deliver to Castle the Exclusivity Deposit and by delivering to Castle an additional Seven Hundred Thousand (700,000) shares of the common stock of Delta.

          (f)      By Buyers with impunity if

                    (i) This Agreement has not been terminated pursuant to Subsections 12.1 (a), (b) (c), (d) or (e) above,

                    (ii) Sellers' Conditions to Closing set forth in Article 7 have been materially satisfied,

                   (iii) Buyers are not otherwise in default of their
                         obligations hereunder, and

                    (iv) Sellers either

                              (A)  fail to close the transaction within 10
                                   days after the date on which Delta timely obtains the affirmative vote of a majority of Delta's shares present at a shareholders' meeting called to approve the transaction, or

                              (B)  fails to materially satisfy Buyer's
                                   Conditions to Closing as set forth in
                                   Article 6,

whereupon the Escrow Agent shall return the Exclusivity Deposit to Buyer and Castle on behalf of Sellers shall pay to Delta as liquidated damages Seven Hundred Thousand (700,000) shares of the common stock of Castle or at Castle's sole option the equivalent value in cash, unless such failure to close is due solely to judicial restraint caused by ChevronTexaco Inc. or its agents/affiliates, in which case Sellers shall not be liable for the payment of any damages to Buyers.

     12.2 Return of Documentation. Upon termination of this Agreement, within thirty (30) days Buyers shall return to Sellers all title, geological data, reports, contracts, and maps and other information furnished by Sellers to Buyers and all copies thereof.

     12.3 Survival of Confidentiality. Upon termination of this Agreement for any reason, the Parties agree that the confidentiality provisions of
Section 15.14 shall survive.

                                ARTICLE 13
                            DISPUTE RESOLUTION

     13.1 Dispute Resolution. If the Parties disagree as to any matter under this Agreement, including without limitation any dispute as to the termination, construction, validity, interpretation, enforceability or breach of the Agreement, they will first attempt to resolve such disagreement through a meeting, to be held within ten (10) days of such termination, of senior executives of each Party.

     13.2 Arbitration If such meeting of senior executives of each Party fails to resolve the matter within thirty (30) days of the date of such meeting, then thereafter any such dispute, controversy or claim arising out of or in relation to or in connection with the Agreement or the operations carried out under this Agreement shall be exclusively and finally settled by arbitration in accordance with this Section 13.2. Any Party may submit such dispute, controversy or claim to arbitration by notice to the other Parties.

          (a) The arbitration shall be heard and determined by three (3) arbitrators. Each side shall appoint an arbitrator of its choice within thirty (30) Days of the submission of a notice of arbitration. The Party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within thirty (30) Days following the appointment of both Party-appointed arbitrators. If the Party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal and/or one Party refuses to appoint its Party-appointed arbitrator within said thirty (30) Day period, the appointing authority for the implementation of such procedure shall be the Presiding District Judge in Harris County, Texas, who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. If the Presiding District judge in Harris County, Texas refuses or fails to act as the appointing authority within ninety (90) Days after being requested to do so, then the appointing authority shall be the Presiding Judge of any other District in the State of Texas mutually agreed upon by the Parties who shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim. All decisions and awards by the arbitration tribunal shall be made by majority vote.

          (b) Unless otherwise expressly agreed in writing by the Parties to the arbitration proceedings:

              (i) The arbitration proceedings shall be held in Houston, Texas;

             (ii)  The arbitrator(s) shall be and remain at all times wholly independent and impartial;

            (iii) The arbitration proceedings shall be conducted in accordance with the Texas General Arbitration Act (Vernon's Ann. Civ. Stat. Arts. 224 to 238.6), in effect at the Effective Time; as amended from time to time;

             (iv) Any procedural issues not determined under the arbitral rules selected pursuant to (b)(iii) above shall be determined by the arbitration act and any other applicable laws of Texas, other than those laws which would refer the matter to another jurisdiction;

             (v) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrator(s);

             (vi) The decision of the sole arbitrator or a majority of the arbitrators, as the case may be, shall be reduced to writing; final and binding without the right of appeal; the sole and exclusive remedy regarding any claims, counterclaims, issues or accountings presented to the arbitrator; made and promptly paid in U.S. dollars free of any deduction or offset or the common shares of Delta or Castle, as decided by the arbitrators; and any costs or fees incident to enforcing the award, shall to the maximum extentpermitted by law be charged against the Party resisting such enforcement;

           (vii) Consequential, punitive or other similar damages shall not be allowed except those payable to third parties for which liability is allocated among the Parties by the arbitral award;

           (viii) The award shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitral award, and from the date of the award until paid in full, at the Interest Rate; and

             (ix) Judgement upon the award may be entered in any court having jurisdiction over the person or the assets of the Party owing the judgement or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

             (x) The arbitration shall proceed in the absence of a Party who, after due notice, fails to answer or appear. An Award shall not be made solely on the default of a Party, but the arbitrator(s) shall require the Party who is present to submit such evidence as the arbitrator(s) may determine is reasonably required to make an award.

             (xi) If an arbitrator should die, withdraw or otherwise become incapable of serving, or refuse to serve, a successor arbitrator shall be selected and appointed in the same manner as the original arbitrator.

                                  ARTICLE 14
                          ASSUMPTION OF OBLIGATIONS

     14.1 Assumption of Obligations. At Closing, Buyers shall assume (a) the obligation to (i) plug and abandon or remove and dispose of all Wells (whether then producing or temporarily or permanently abandoned), platforms, structures, flow lines, pipelines, and the other equipment now or hereafter located on the Interests; (ii) cap and bury all flow lines and (iii) dispose of other pipelines now or hereafter located on the Interests, and all other pollutants, wastes, contaminants, or hazardous, extremely hazardous, or toxic materials, substances, chemicals or wastes now or hereafter located on the Interests; (b) all obligations and liabilities arising from or in connection with any gas production, pipeline, storage, processing or other imbalance attributable to substances produced from the Interests on or after the Effective Time; and (c) all other costs, obligations and liabilities that relate to the Interests and, in each case, arise from or relate to events occurring on or after the Effective Time. All such plugging, replugging, abandonment, removal, disposal, and restoration operations shall be in compliance with applicable laws and regulations and contracts, and shall be conducted in a good and workmanlike manner.

                                  ARTICLE 15
                                 MISCELLANEOUS

     15.1 Fees and Taxes. Except as otherwise specifically provided, all fees, costs and expense incurred by Buyers or Sellers in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, without limitation, legal and accounting fees, costs and expenses. All required documentary, filing and recording fees for the assignments, conveyance or other instruments required to convey title to the Interests to Buyers shall be borne by Buyers. In addition, the liability for any sales, use, transfer or similar tax associated with the sale and/or transfer of the Interests shall be the liability of, and for the account of, the Buyers and such liability shall not be subject to proration as provided in Section 2.3.

     15.2 Notices. All notices and communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly made when actually delivered, including delivery by courier, facsimile, telecopy, or other electronic medium, or if mailed by registered to certified mail, postage prepaid, addressed as follows:

SELLERS:

CASTLE ENERGY CORPORATION
CASTLE EXPLORATION COMPANY, INC.
CASTLE PIPELINE COMPANY
One Radnor Corporate Center, Suite 250
100 Matsonford Road
Radnor, Pennsylvania  19087
Attn: Richard E. Staedtler
Chief Financial Officer
Telephone:  (610) 995-9400
Facsimile:  (610) 995-0409

CEC, INC.
300 Delaware Avenue, Suite 900
Wilmington, Delaware 19801
Attn: Francis B. Jacobs II
President
Telephone:  (302) 552-3104
Facsimile:  (302) 5523128

Buyers:

DELTA PETROLEUM CORPORATION
DELTA EXPLORATION COMPANY, INC.
555 17th Street, Suite 3310
Denver, Colorado 80202
Attn: Roger Parker
Chief Executive Officer
Telephone:  (303) 293-9133
Facsimile:  (303) 298-8251

     Either Party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

     15.3 Amendments. This Agreement may not be amended except by an instrument in writing signed by Buyers and Sellers.

     15.4 Preparation of Agreement. Both Sellers and Buyers and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

     15.5 Headings. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

     15.6 Counterparts. This Agreement may be executed by Buyers and Sellers in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

     15.7 References. References made in this Agreement, including use of a pronoun, shall be deemed to include, where applicable, masculine, feminine, singular or plural, individuals or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, estate or other entity.

     15.8 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Texas without giving effect to the conflicts of law rules thereof. Any disputes concerning this Agreement or the subject matter hereof shall be brought in a court of competent jurisdiction of the State of Texas.

     15.9 Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire understanding between the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understanding relating to such subject matter.

     15.10 Assignment; Parties in Interest. No Party shall assign this Agreement without the other Parties' prior written consent; provided, however, that this requirement shall not apply to a subsidiary or other affiliate of the assigning Party so long as the assigning Party remains responsible for its assignee's obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and assigns.

     15.11 Further Cooperation. After the Closing, Buyers and Sellers shall execute and deliver, or shall caused to be executed and delivered from time to time, such further instruments of conveyance and transfer and shall take such other action as any Party may reasonably request to convey and deliver the Interests to Buyers, to accomplish the orderly transfer of the Interests to Buyers, or to otherwise effectuate the transactions contemplated by this Agreement. If either Party hereto receives monies belonging to the other, such amount shall immediately be paid over to the proper Party. If an invoice or other evidence of an obligation is received by a Party, which is partially an obligation of both Sellers and Buyers, then the Parties shall consult with each other and each shall promptly pay its portion of such obligation to the obligee.

     15.12 Press Release. No Party shall make any press release or other announcement in connection with the execution of this Agreement or the Closing without first consulting with the other Parties. Following such consultation and good faith attempt to make reasonable accommodations, any Party may make any announcement or press release that it believes is either required by applicable law or the rules of any stock exchange, or is advisable in connection with such Party's obligation to provide public disclosure regarding its activities. This provision shall not apply to any filing with any governmental body or stock exchange required by law, rule or regulation.

     15.13 Subrogation. Buyers shall be subrogated to all rights, actions and warranties that Sellers may have with respect to Sellers' predecessors-in-interest as to the Interests.

     15.14 Confidentiality. Sellers and Buyers agree that they will keep confidential and will not, except with the other's prior written consent or as required by applicable law, regulation or legal process, disclose (i) the existence or terms of this letter or the discussions hereunder; or (ii) any information which they obtain about the other during due diligence investigations and the negotiation of the transaction, and will not use any of such information for any reason or purpose other than to evaluate the transaction; provided, however, that each of Sellers and Buyers may reveal such information to its respective accounting, legal and other representatives, and to Buyers' potential sources of financing for the transaction, who need to know such information for the purpose of evaluating the transaction and who agree to keep such information confidential. In the event any Party is requested pursuant to or required by applicable law, regulation or legal process to disclose any information required to be kept confidential hereunder, the Party requested or required to make such disclosure shall promptly notify the other Parties so that such Parties may seek a protective order or other appropriate remedy. In addition, if either Sellers or Buyers determine not to proceed with the transaction, each will promptly return to the other all written information in such party and such party's representatives' possession, including without limitation all internal notes and analyses prepared in connection with the transaction, provided information was provided in connection with this transaction, or promptly destroy all such information and confirm such destruction to the other in writing. Information to be returned shall not include information concerning Buyers that Sellers possesses or shall possess in the future in its capacity as a shareholder of Buyers. Notwithstanding anything in this paragraph to the contrary, neither Sellers nor Buyers will be required to keep confidential any information which (a) is available to the public at the time of its disclosure to the other party or becomes publicly available after such disclosure other than by a breach of this letter, (b) becomes available to the party receiving the information on a non-confidential basis from a source which is not under any obligation to maintain its confidential basis or (c) is known by the party receiving the information prior to its disclosure and such knowledge can be demonstrated by written evidence.

     EXECUTED as of the date first above stated, but made effective as of the Effective Time.

                         SELLERS:

                         CASTLE ENERGY CORPORATION


                         By   /s/  William C. Liedtke, III
                              William C. Liedtke, III
                              Vice President and General Counsel


                         CASTLE EXPLORATION COMPANY, INC.


                         By   /s/ William C. Liedtke, III
                              William C. Liedtke, III
                              Vice President and General Counsel


                         CEC, INC.


                         By   /s/ William C. Liedtke, III
                              William C. Liedtke, III
                              Vice President and General Counsel


                         CASTLE PIPELINE COMPANY


                         By   /s/ William C. Liedtke, III
                              William C. Liedtke, III
                              Vice President and General Counsel


                         BUYERS:

                         DELTA PETROLEUM CORPORATION


                         By   /s/ Roger A. Parker
                              Roger A. Parker
                              President and Chief Executive Officer


                          DELTA EXPLORATION COMPANY, INC.


                          By  /s/ Roger A. Parker
                              Roger A. Parker
                              President and Chief Executive Officer

                                                                  EXHIBIT "C"


                            STOCK ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Agreement") is made and entered into effective as of the December 31, 2001, by and between CASTLE ENERGY CORPORATION, a corporation organized and existing under the laws of Delaware ("Castle") and DELTA PETROLEUM CORPORATION, a corporation organized and existing under the laws of Colorado ("Delta") , and WARREN E. JONES, ESQ., an individual licensed and in good standing to practice law in the State of Oklahoma, as the escrow agent ("Escrow Agent").

     RECITALS:

     WHEREAS, Castle, Castle Exploration Company, Inc., a corporation organized and existing under the laws of Pennsylvania, CEC, Inc., a corporation organized and existing under the laws of Delaware, and Castle Pipeline Company, a corporation organized and existing under the laws of Texas (collectively, the "Sellers") and Delta and Delta Exploration Company, Inc., a corporation organized and existing under the laws of Colorado (collectively, the "Buyers") have entered into that certain Purchase and Sale Agreement of even date herewith (the "Purchase and Sale Agreement"); and

     WHEREAS, Delta has agreed in the Purchase and Sale Agreement to deposit into Escrow Seven Hundred Thousand (700,000) shares of the common stock of Delta; and

     WHEREAS, Castle, Delta and the Escrow Agent have entered into this Agreement pursuant to which the Escrow Agent has agreed to hold the Stock in escrow.

     NOW THEREFORE, for and in consideration of the mutual covenants, conditions and agreements set forth herein, the parties hereto hereby agree as follows:

1.     The Escrow

     (a) Appointment of Escrow Agent. Castle and Delta appoint Escrow Agent as the escrow agent set forth herein, and Escrow Agent accepts such appointment.

     (b) Escrowed Items Delta shall deliver to Escrow Agent Seven Hundred Thousand (700,000) restricted shares of the Common Stock of Delta which are duly authorized, fully paid, and non-assessable and
          issued to the order of Castle (the "Escrowed Interest").   The
          Escrow Agent shall hold and release the Escrowed Interest pursuant to the following terms:

          A. To Castle upon receipt by Escrow Agent of written instruction from Delta and Castle that the Purchase and Sale Agreement has closed.

          B. To Castle upon receipt by Escrow Agent of a sworn written affidavit from Castle that the Purchase and Sale Agreement was terminated pursuant to Subsection 12.1(d) or (e) thereof, along with evidence of actual delivery of a copy of such sworn written affidavit to Delta not less than ten (10) days prior to its presentation to Escrow Agent.

          C. To Delta upon receipt by Escrow Agent of a sworn written affidavit from Delta that the Purchase and Sale Agreement has been terminated pursuant to Subsections 12.1 (a), (b),
               (c) or (f), along with evidence of actual receipt or delivery of such sworn written affidavit to Castle not less than ten (10) days prior to its presentation to Escrow Agent.

          D. Into the registry of the court in accordance with Sections 3 or 5 hereof.

     (c) Duties of the Escrow Agent. The Escrowed Interest shall be held by Escrow Agent in accordance with the terms hereof. Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold and release or distribute the Escrowed Interest. The Escrow Agent is hereby authorized and directed to hold the above said property under instructions from the undersigned, pursuant to the terms, exceptions, provisions and conditions described herein, which are acceptable to and approved by the undersigned. Escrow Agent shall give written notification to both Castle and Delta of all items delivered into or out of escrow.

     (d) Scope of Undertaking. Escrow Agent's duties and responsibilities shall be purely ministerial and shall be limited to those expressly set forth in this Agreement. Escrow Agent is not a principal, participant or beneficiary of any transaction underlying this Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement or the Escrowed Interest, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, and deliver the Escrow Interest as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the parties or either of them. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 2 below, its own willful misconduct. It is the intention of the parties hereto that Escrow Agent shall not be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

2. Reliance; Liability. Escrow Agent shall be responsible for holding and releasing the Escrow Interest; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (c) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Agreement, the form or execution hereof or for the identity or authority of any person executing this Agreement or any part hereof or depositing the Escrowed Interest.

     The undersigned agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

     (a) The Escrow Agent is not a party to, and is not bound by, or charged with notice of, any agreement out of which this escrow may arise;

     (b) The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow or any person executing or depositing it; and

     (c) Castle and Delta do hereby jointly and severally release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses resulting from the compliance in good faith by the Escrow Agent with this Agreement.

3. Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Agreement or the Escrowed Interest, or should a substitute escrow agent fail to be designated as provided in Section 5 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Escrowed Interest until the controversy is resolved, the conflicting demands are withdrawn, or its doubt is resolved, or (b) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. Any dispute arising under or relating to this Agreement shall be referred to binding arbitration in accordance with the terms of the Purchase and Sale Agreement. Should a bill of interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Agreement or the Escrowed Interest, the parties agree that Escrow Agent shall be entitled to receive its attorney's fees and any and all other disbursements, expenses, losses, costs and damages of Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.

4. Consultation with Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

5. Resignation. Escrow Agent may resign hereunder upon 30 days' prior written notice to Castle and Delta. If the Castle and Delta fail to designate a substitute escrow agent within 20 days after the giving of such notice, Escrow Agent may institute a bill of interpleader as contemplated by Section 3 hereof. Escrow Agent's sole responsibility after the notice period expires shall be in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time Escrow Agent's obligations hereunder shall cease and terminate.

6. Execution of Documents; Further Documentation. Each party hereto agrees to execute any and all additional documents and/or instruments necessary to carry out the terms of this Agreement.

7. Conflict With Prior Agreements. If and to the extent that this Agreement is in conflict with any prior written or oral agreement or understanding between the parties hereto, the terms of this Agreement shall prevail. No modification or waiver of the terms of the Agreement shall be valid unless made in writing signed by all parties.

8. Arbitration. Any dispute arising out of this Agreement, whether for interpretation or enforcement of its terms, shall be determined and settled by arbitration in accordance with the Purchase and Sale Agreement.

9. Attorneys' Fees. In the event any of the parties to this Agreement institutes legal action or arbitration proceedings against any other party to interpret or enforce this Agreement, or to obtain damages for any alleged breach hereof, the prevailing party in such action or proceeding shall be entitled to reasonable attorneys' and experts' fees in addition to all other recoverable costs and damages.

10.     Time.  Time is of the essence of this Agreement.

11. Binding. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their representatives, successors in interest and assigns.

12. Assignment. This Agreement shall not be assigned by any party without the prior written consent of the Castle and Delta, such consent not to be unreasonably withheld.

13. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reasons whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

14. Termination. Upon release of all the Escrowed Interest, this Agreement shall terminate.

15. Notices. All notices required or permitted to be given pursuant to this Agreement shall be in writing and shall be effective upon personal delivery or confirmed telefax to the party to whom they are addressed to each party at the following address:

To Castle:

Castle Energy Corporation
One Radnor Corporate Center, Suite 250
100 Matsonford Road
Radnor, Pennsylvania  19087
Attn: Richard E. Staedtler
Chief Financial Officer
Telephone: (610) 995-9400
Facsimile: (610) 995-0409

To Delta:

DELTA PETROLEUM CORPORATION
555 17th Street, Suite 3310
Denver, Colorado 80202
Attn: Roger Parker
Chief Executive Officer
Telephone: (303) 293-9133
Facsimile: (303) 298-8251


To Escrow Agent:

WARREN E. JONES, Esq.
1129 Glenwood
Oklahoma City, OK 73116
Oklahoma Bar Number 4815
Telephone: (405) 840-9442
Facsimile: (405) 840-0120


     Any party may change its address for notice by giving notice to the other party in accordance with this paragraph.

16. No Agency. Castle and Delta mutually agree that Escrow Agent is acting as an independent principal in the transaction described herein and shall not be deemed as an agent of Castle or Delta in any capacity.

17.     Payment to Escrow Agent.   Escrow Agent shall be entitled to a Two
Thousand Dollar ($2,000.00) fee for services rendered hereunder to be paid by Delta.

18.     Choice of Law.   This Agreement and the transactions contemplated
hereby shall be construed in accordance with, and governed by, the laws of the State of Texas without giving effect to the conflicts of law rules thereof. Any disputes concerning this Agreement or the subject matter hereof shall be brought in a court of competent jurisdiction of the State of Texas.


     This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which will constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

          Castle:

CASTLE ENERGY CORPORATION


By   /s/ William C. Liedtke, III
     William C. Liedtke, III
     Vice President and General Counsel

          Delta:

DELTA PETROLEUM CORPORATION


By   /s/ Roger A. Parker
     Roger A. Parker
     President and Chief Executive Officer



          ESCROW AGENT:


By:
          Warren E. Jones, Esq.

                                                                  EXHIBIT "L"



                        REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of ______________, 2002, is executed and delivered by and between Delta Petroleum Corporation, a Colorado corporation (the "Company"), and Castle Energy Corporation, a Delaware corporation ("Castle").

                            W I T N E S S E T H:

     WHEREAS, pursuant to the terms of the Purchase and Sale Agreement dated December 31, 2001 between Castle and its subsidiaries, Castle Exploration Company, Inc., CEC, Inc., and Castle Pipeline Company, as "Sellers", and the Company and its subsidiary, Delta Exploration Company, Inc., as "Buyers"(the "Purchase and Sale Agreement"), Castle will acquire shares of the Company's Common Stock (the "Registrable Securities"); and

     WHEREAS, the Registrable Securities are being issued and delivered by the Company in reliance upon the exemption from the registration provisions of the United States Securities Act of 1933, as amended (the "Securities Act"), for non-public offerings pursuant to Sections 4(2) and 4(6) of the Securities Act and Regulation D under the Securities Act; and

     WHEREAS, the terms and conditions of the Purchase and Sale Agreement provide for the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. As used in this Agreement, the capitalized terms set forth below shall have the following meanings:

     "Affiliate" shall mean, as to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Persons specified.

     "Company" shall have the meaning set forth in the preamble, and shall also include the Company's successors.

     "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Persons" shall mean any individual, sole proprietorship, partnership, corporation, association, joint venture, trust, unincorporated entity or other entity, or the government of any country or sovereign state, or of any state, province, municipality or other political subdivision thereof.

     "Prospectus" shall mean the Prospectus included in any Registration Statement including any preliminary Prospectus, and any such Prospectus as amended or supplemented by any Prospectus supplement, including post-effective amendments, in each case including all material incorporated or deemed to be incorporated by reference therein.

     "Registrable Securities" shall have the meaning set forth in the preamble; provided, however, that any shares of Common Stock shall cease to be Registrable Securities when they shall have been included in an effective Registration Statement or sold pursuant to Rule 144.

     "Registration Expenses" shall mean any and all expenses incident to the performance by the Company of its obligations under this Agreement, including, but not limited to: (i) all SEC and NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws; (iii) all expenses of printing and distributing any Registration Statement, any Prospectus, and any amendments or supplement thereto; and (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company.

     "Registration Statement" means any registration statement of the Company, which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including a Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Rule 144" means Rule 144 of the General Rules and Regulations promulgated under the Securities Act or any successor rule.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall have the meaning set forth in the preamble.

     "Underwriter" shall have the meaning set forth in Section 2(11) of the Securities Act who signs an underwriting agreement with the Company for an underwritten offering of any of the Company's equity securities.

2.     Registration.

     (a) The Company agrees that thirty (30) days following the date of Closing of the Purchase and Sale Agreement, the Company shall file a registration statement, and shall cause such Registration Statement to become effective with respect to such Registrable Securities in accordance with the registration procedure set forth in Section 4 hereof.

     (b) In the event that the registration is pursuant to a "firm-commitment" underwriting, Castle shall (together with the Company and any other holders of Common Stock distributing their securities through such underwriting) enter into an underwriting agreement in customary form with underwriter or underwriters selected for underwriting by the Company.

3. Holdback Agreements. If any of Castle's Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement, if requested of all holders of registrable shares of the Common Stock of the Company covered by such Registration Statement by the managing underwriters in an underwritten offering (if timely notified in writing by the Company or the managing underwriters), Castle agrees not to effect any public sale or distribution of securities of the Company of any class included in such Registration Statement, including a sale pursuant to Rule 144 (except as a part of such underwritten offering) to the same extent as has been requested by such other holders, during the 10-day period prior to, and the 180-day period beginning on, the effective date of any underwritten offering made pursuant to such Registration Statement.

4. Expenses and Procedures. This Section 4 shall be applicable to a registration of Registrable Securities pursuant to this Agreement.

     (a) Expenses of Registration. All Registration Expenses (exclusive of underwriting discounts and commissions) shall be borne by the Company. Castle shall bear all underwriting discounts, selling commissions, sales concessions and similar expenses applicable to any sale of the Registrable Securities sold by Castle.

     (b) Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep Castle advised as to the initiation of registration, qualification and compliance and as to the completion thereof. At its expense, the Company will furnish such number of Prospectuses and other documents incident thereto as Castle or underwriters from time to time may reasonably request.

     (c) Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request.

     (d) Delay or Suspension. Notwithstanding anything herein to the contrary, the Company may, at any time, suspend the effectiveness of any Registration Statement for a period of up to 30 consecutive days or 60 days in the aggregate in any calendar year, as appropriate (a "Suspension Period"), by giving notice to Castle to be included in the Registration Statement, if the Company shall have determined, after consultation with its counsel, that the Company is required to disclose any material corporate development which the Company determines could reasonably be expected to have a material effect on the Company. Castle agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of a Suspension Period, Castle shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until Castle (i) is advised in writing by the Company that the use of the applicable Prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus. The Company shall prepare, file and furnish to Castle immediately upon the expiration of any Suspension Period, appropriate supplements or amendments, if applicable, to the Prospectus and appropriate documents, if applicable, incorporated by reference in the Registration Statement. The Company agrees to use its best efforts to cause any Suspension Period to be terminated as promptly as possible.

     (e) Blue Sky. The Company will, as expeditiously as possible, use its best efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdiction as Castle or, in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it is not so qualified or to take any action which would subject it to taxation or service of process in any jurisdiction where it is not otherwise subject to such taxation or service of process.

     (f) Notification of Material Events. The Company will, as expeditiously as possible, immediately notify Castle, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, as expeditiously as possible, amend or supplement such prospectus to eliminate the untrue statement or the omission.

     (g) Opinions. The Company will use its best efforts (if the offering is underwritten) to furnish, at the request of Castle, on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the Underwriter(s), stating that such Registration Statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Registration Statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need express no opinion as to financial statements and financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the Underwriter(s), and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the Underwriter(s), stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement or the Prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or Castle may reasonably request.

5. Certification by Selling Shareholders. Castle shall review the Registration Statement prepared and filed in connection with any such registration and shall represent and warrant to the Underwriter, if any, and the Company that Castle does not know of an untrue statement of a material fact concerning Castle included in the Registration Statement or the omission from the Registration Statement of any material fact concerning Castle required to be stated therein or necessary to make the statements therein not misleading.

6.   Indemnification and Contribution.

     (a) In connection with any Registration Statement, the Company agrees to indemnify and hold harmless Castle, each Affiliate of Castle, the directors, partners, officers, employees and agents of Castle and each person who controls Castle, if any, within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or allege omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Castle specifically for inclusion therein, (ii) the Company will not be liable to any indemnified party under this indemnity agreement with respect to any Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the use of the Prospectus during a period when the use of the Prospectus has been suspended in accordance with Section 4(d) hereof, provided that the indemnified party received prior notice of such suspension, which notice shall be deemed to have been received by the indemnified party within 48 hours after the giving thereof; and (iii) the Company shall not be liable to any indemnified party with respect to any preliminary Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the fact that such indemnified party sold Registrable Securities to a person as to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act, if the loss, claim, damage or liability of such indemnified party results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the Prospectus or in the Prospectus as then amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company also agrees to indemnify and provide contribution to each person who is an Underwriter and who signs an underwriting agreement and/or a selected-dealer agreement with respect to the Registrable Securities, their officers and directors, and each person who controls each such Underwriter, on substantially the same basis as that of the indemnification of and contribution to Castle provided in this Section 6(a).

     (b) By its participation in a Registration Statement, Castle shall be deemed have agreed to indemnify and hold harmless (i) the Company,
          (ii) each of its directors, (iii) each of its officers who signs such Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with respect to written information relating to Castle furnished to the Company by or on behalf of Castle specifically for inclusion in the documents referred to in the foregoing indemnity. Castle shall also be deemed to have agreed to indemnify and contribute to each Underwriter who signs an underwriting agreement and/or a selected-dealer agreement in connection with such Registration Statement, their officers and directors, and each person who controls each such Underwriter, on substantially the same basis as that of the indemnification of and contribution to the Company provided in this Section 6(b). Anything in this Agreement contained to the contrary notwithstanding, the liability of Castle for indemnification or contribution hereunder shall be limited to the amount of proceeds received by Castle in the offering giving rise to such liability.

     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to promptly notify the indemnifying party will not relieve the indemnifying party from liability under Section 6(a) or 6(b) hereof unless and to the extent that it is materially prejudiced thereby. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below): provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action included both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution or such action or
          (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnified party shall not settle or compromise any action for which it seeks indemnification or contribution hereunder without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties or actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) The provisions of this Section 6 shall remain in full force and effect regardless of any investigation made by or on behalf of Castle or the Company or any other persons who are entitled to indemnification pursuant to he provisions of this Section 6, and shall survive the sale by Castle of Registrable Securities.

7. Rule 144. As long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company shall use commercially reasonable efforts to promptly file the reports required to be filed by its pursuant to Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder. If the Company is at any time not required to the such reports, it shall promptly make publicly available such information as is necessary to permit sales pursuant to Rule 144. Upon the request of Castle, the Company shall deliver to Castle a written statement as to whether it has complied with such requirements.

8. Amendments. This Agreement may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions of this Agreement may not be given, unless it would not have an adverse effect upon the rights of any of Castle and the Company has obtained the consent of Castle.

9. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Company, Castle and their respective successors, assigns and transferees.

10. Third Party Beneficiaries. Castle from time to time shall be a third party beneficiary of the agreements of the Company contained herein.

11. Headings. The headings which are contained in this Agreement are for the sole purpose of convenience of reference, and shall not limit or otherwise affect the interpretation of any of the provisions hereof.

12. Governing Law. This Agreement shall be governed by the laws of the State of Delaware applicable to contracts made and to be wholly performed therein.

13. Notices. All notices and other communications hereunder shall be in writing, and shall be made by hand delivery, registered first-class mail, telecopier or any courier providing overnight delivery, at the addresses set forth for notices in the Purchase and Sale Agreement. All such notices and other communications shall be deemed to have been duly given upon receipt.

14. Entire Agreement. This Agreement sets forth the entire agreement among the parties with respect to the subject matter hereof.

15. Severability. In the event that any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired or affected thereby.

16. Interpretation. As used in this Agreement, unless the context otherwise requires: words describing the singular number shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting natural persons shall include corporations, partnerships and other entities, and vice versa; and the words "hereof", "herein", and "hereunder", and words of similar import, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement.

17. Waiver. The failure of the Company or Castle to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of the Company or Castle to thereafter enforce each and every provision of this Agreement.


     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date above written:


                              "Company"

                              DELTA PETROLEUM CORPORATION



                              By
                                   Roger A. Parker
                                   President


                              "Castle"

                              CASTLE ENERGY CORPORATION


                              By
                                   William C. Liedtke, III
                                   Vice President and General Counsel

                                                                 EXHIBIT "M"

                                PROMISSORY NOTE


Date:             __________________
Principal Amount: __________________ U S Dollars (US$ ____________.00)

Promise to Pay. For value received, the undersigned Delta Petroleum Corporation, a Colorado corporation ("Delta"), agrees to the terms of this Note and on or before Two Hundred Seventy (270) days from the date hereof (the "Maturity Date") promises to pay to the order of Castle Energy Corporation (the "Payee") either by wire transfer or other immediately available funds to the account or accounts designated by the Payees, the Principal Amount of this Note together with interest at the rate of eight percent (8%), per annum due according to the payment terms stated in this Note. Interest on this Note is payable at the Maturity Date, or the date of prepayment, if any, in arrears and is calculated on the actual number of days elapsed on a basis of a 360 day year unless otherwise indicated above. For purposes of computing interest and determining the date principal and interest payments are received, all payments will be deemed made only when received in collected funds. Payments are applied first to accrued and unpaid interest and other charges, and then to unpaid Principal Amount. In this Note, "Delta" includes any party liable under this Note, including endorsers, co-makers, guarantors and otherwise, and "Payee" includes all subsequent holders.

Purchase and Sale Agreement. All parties signing below acknowledge receiving a completed copy of this Note and related documents, including that certain Purchase and Sale Agreement dated December 31, 2001 between and among Payee, Castle Exploration Company, Inc., a corporation organized and existing under the laws of Pennsylvania, CEC, Inc., a corporation organized and existing under the laws of Delaware, and Castle Pipeline Company, a corporation organized and existing under the laws of Texas (collectively, the "Sellers") and Delta and Delta Exploration Company, Inc., a corporation organized and existing under the laws of Colorado (collectively, the "Buyers") (the "Purchase and Sale Agreement") which contains the complete and entire agreement between Payees and any party liable for payment under this Note.

Prepayment. Except as otherwise provided in this Note, Delta shall have the right to prepay all or any part of principal due under this Note at any time without penalty.

Acceleration. At option of Payee, the unpaid balance of this Note and all other obligations of Delta to Payee, whether direct or indirect, absolute or contingent, now existing or later arising, shall become immediately due and payable on demand, if a receiver is appointed over all or part of any Delta's property, or Delta makes an assignment for the benefit of creditors, files for relief under any bankruptcy or insolvency laws, or becomes subject to an involuntary proceeding under such laws, or if an interest payment is not made hereunder and such failure is not cured within 30 days. Any interest amount not paid when due shall earn interest at twelve percent (12%) per annum on the full amount of the Loan until paid.

Additional Provisions. No waiver by Payee of any payment or other right under this Note or any related agreement or documentation shall operate as a waiver of any other payment or right. Delta waives presentment, notice of acceleration, notice of dishonor and protest and consent to substitutions, releases and failure to perfect as to collateral, if any, and to additions or releases of any debtor. This Note and the obligations evidenced by it are to
be construed and governed by the laws of Texas.   No variation, condition,
modification, change or amendment to this Note or related documents shall be binding unless in writing and signed by all parties. No legal relationship is created by the execution of this Note and related documents except that of debtor and creditor or as stated in writing. Delta agrees to pay reasonable cost of enforcing this Note and to pay reasonable attorney's fees incurred by Payee in such enforcement.

DELTA:

Delta Petroleum Corporation


By:
      Roger A. Parker
      President